SUBSIDIARIES OF REGISTRANT


                                                         Jurisdiction of
Subsidiaries                                              Incorporation

Audiovox Communications Corp.                            Delaware
Quintex Communications Corp.                             New York
Quintex Mobile Communications Corp.                      Delaware
American Radio Corp.                                     Georgia
Audiovox Holding Corp.                                   New York
Audiovox Canada Limited                                  Ontario
Audiovox Communications (Malaysia) Sdn. Bhd.             Malaysia



















                                   Exhibit 21